UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

Slack Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38926	26-4400325
(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street

San Francisco, California 94105

(Address of principal executive offices)

(415) 630-7943

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WORK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 2, 2021, Slack Technologies, Inc. (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 1, 2020, by and among the Company, salesforce.com, inc. (“Salesforce”), Skyline Strategies I Inc. (“Merger Sub I”) and Skyline Strategies II LLC (“Merger Sub II”) (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub I with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a direct, wholly owned subsidiary of Salesforce (the “First Merger”), immediately followed by a second merger of the surviving corporation into either Merger Sub II or Salesforce, with either Merger Sub II or Salesforce continuing as the surviving company (the “Second Merger” and together with the “First Merger”, the “Mergers”).

As of January 25, 2021, the record date for the Special Meeting, there were 501,490,143 shares of Slack Class A common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting, and 79,094,868 shares of Class B common stock outstanding, each of which was entitled to ten votes for each proposal at the Special Meeting. The Class A common stock and Class B common stock (the “common stock”) voted together as a single class on all matters. Present at the Special Meeting in person or by proxy were holders of 380,816,343 shares of common stock, representing a total of 1,084,374,585 votes, or a majority of the voting power of all issued and outstanding shares of the Company’s common stock as of the record date, and constituting a quorum under the Company’s bylaws. At the Special Meeting, Company stockholders considered two proposals. The final results regarding each proposal are set forth below.

Proposal 1: Approval of the Merger Proposal

The Company’s stockholders approved the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Mergers (the “Merger Proposal”). The voting results for the Merger Proposal were as follows:

For	Against	Abstain

1,083,814,104	427,386	133,095

Proposal 2: Advisory Vote regarding Named Executive Officer Compensation Related to the Mergers

The Company’s stockholders approved, on a non-binding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers (the “Compensation Proposal”). The voting results for the Compensation Proposal were as follows:

For	Against	Abstain

1,079,549,169	3,973,032	852,384

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021		Slack Technologies, Inc.

	By:	/s/ Allen Shim
	Name:	Allen Shim
	Title:	Chief Financial Officer